SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: December 28, 2004


                                 PURE BIOSCIENCE
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           California                                   33-0530289
  ----------------------------                       ----------------
  (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                    Identification No.)


                 1725 Gillespie Way, El Cajon, California 92020
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               (Address of principal executive offices)(Zip Code)


                                 (619) 596 8600
                                -----------------
              (Registrant's telephone number, including area code)



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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
          Appointment of Principal Officers.

On December 21, 2004 the registrant received written communications from directors Eugene Peiser and Patrick Galuska that they were resigning from the registrant's board of directors effective immediately.

The registrant believes Mr. Peiser's and Mr. Galuska decisions were based upon their agreement with the registrant's need to reduce its corporate governance expense resulting from having a seven person board of directors and the uncompensated time requirements of director participation.

The registrant agrees with Mr. Peiser's and Mr. Galuska's decisions, acknowledges their good faith in coming to their decisions and desires to thank them for their service to the corporation.

The written communications received from Mr. Peiser and Mr. Galuska are exhibits to this Current Report on Form 8-K.

The registrant has provided Mr. Peiser and Mr. Galuska with a copy of this Current Report prior to the filing thereof and informed Mr. Peiser and Mr. Galuska that they have the opportunity to provide the registrant with correspondence stating whether they agree or disagree with the disclosure contained in this Current Report which the registrant would also file such correspondence as an exhibit to this Current Report or an amendment thereto.


Item 9.01. Financial Statements and Exhibits.

(a) NA

(b) Pro Forma Financial Statements: NA

(c) Exhibits

     17.1     Correspondence of Eugene Peiser dated December 21, 2004

     17.2     Correspondence of Patrick Galuska, dated December 21, 2004


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURE BIOSCIENCE

Dated: December 28, 2004


/s/ MICHAEL L. KRALL
--------------------
Michael L. Krall,
Chief Executive Officer









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